                                                                    EXHIBIT 99.3

                          Medical Manager Corporation

              Index to Unaudited Consolidated Financial Statements

                                                               Page
                                                               ----
Consolidated Balance Sheets -
  March 31, 2000 and June 30, 1999..........................   2

Consolidated Statements of Operations -
  Three and Nine Months Ended March 31, 2000 and 1999.......   4

Consolidated Statements of Cash Flow -
  Nine Months Ended March 31, 2000 and 1999.................   5

Notes to Consolidated Financial Statements..................   6

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                   (unaudited)

                                     ASSETS

                                                                             March 31,         June 30,
                                                                                2000             1999
                                                                            ------------      ----------

CURRENT ASSETS:

   Cash and cash equivalents .........................................      $     90,697      $  154,893
   Marketable securities .............................................            50,436          55,454
   Accounts receivable, net of allowances for doubtful
     accounts and sales returns of $4,826 and $4,434 at
     March 31, 2000 and June 30, 1999, respectively ..................            75,859          55,874
   Inventories .......................................................            20,041          16,618
   Other current assets ..............................................            25,516          24,293
                                                                            ------------      ----------
     Total current assets ............................................           262,549         307,132
                                                                            ------------      ----------

PROPERTY, PLANT AND EQUIPMENT:

   Land and improvements .............................................             3,630           3,642
   Building and improvements .........................................            23,889          21,436
   Machinery and equipment ...........................................            78,233          62,253
   Furniture and fixtures ............................................            10,871           6,599
   Construction in progress ..........................................            12,727           5,031
                                                                            ------------      ----------
    Property, plant and equipment, gross .............................           129,350          98,961
   Less: accumulated depreciation ....................................           (55,558)        (39,302)
                                                                            ------------      ----------
     Property, plant and equipment, net ..............................            73,792          59,659
                                                                            ------------      ----------

OTHER ASSETS:

   Marketable securities .............................................           245,000         241,447
   Capitalized software development costs, net of accumulated
      amortization of $2,089 at March 31, 2000 .......................            29,241          31,330
   Goodwill and other intangible assets,
     net of accumulated amortization of $20,204 and $8,655 at
     March 31, 2000 and June 30, 1999, respectively ..................           434,353         171,263
   Other .............................................................            16,971           7,243
                                                                            ------------      ----------
     Total other assets ..............................................           725,565         451,283
                                                                            ------------      ----------
                                                                            $  1,061,906      $  818,074
                                                                            ============      ==========

              The accompanying notes are an integral part of these
                          consolidated balance sheets.

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)
                                   (unaudited)

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                             March 31,          June 30,
                                                                                2000              1999
                                                                            ------------       ----------

CURRENT LIABILITIES:

   Notes payable .....................................................      $      4,239       $    4,206
   Accounts payable ..................................................            20,941           13,422
   Accrued liabilities and other .....................................            53,097           33,196
   Customer deposits and deferred maintenance revenue ................            27,741           15,250
   Income taxes payable ..............................................             9,477            6,123
                                                                            ------------       ----------
     Total current liabilities .......................................           115,495           72,197
                                                                            ------------       ----------

LONG-TERM DEBT, LESS CURRENT PORTION .................................            14,241          170,041
                                                                            ------------       ----------

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY .........................           123,849           57,205
                                                                            ------------       ----------

OTHER LIABILITIES ....................................................            51,707           33,382
                                                                            ------------       ----------

COMMITMENTS AND CONTINGENCIES (Note 14)

STOCKHOLDERS' EQUITY:
   Preferred stock, $.01 par value;
     10,000,000 shares authorized; none issued .......................                --               --
   Common stock, $.01 par value; 300,000,000 shares
     authorized; 45,923,126 and 41,123,099 shares issued;
    40,654,663 and 35,854,636 shares issued and outstanding
     at March 31, 2000 and June 30, 1999, respectively ...............               459              411
   Paid-in capital ...................................................           732,706          455,699
   Retained earnings .................................................            63,890           68,347
   Treasury stock, at cost; 5,268,463 shares at
     March 31, 2000 and at June 30, 1999 .............................           (38,287)         (38,287)
   Accumulated other comprehensive loss ..............................            (2,154)            (921)
                                                                            ------------       ----------
     Total stockholders' equity ......................................           756,614          485,249
                                                                            ------------       ----------
                                                                            $  1,061,906       $  818,074
                                                                            ============       ==========

              The accompanying notes are an integral part of these
                          consolidated balance sheets.

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (unaudited)

                                                                 Three Months Ended              Nine Months Ended
                                                                     March 31,                       March 31,
                                                             --------------------------      --------------------------
                                                                2000            1999            2000            1999
                                                             ----------      ----------      ----------      ----------

Net revenues ..........................................      $   88,401      $   73,547      $  264,808      $  213,007

Costs and expenses:
  Cost of revenues ....................................          46,236          37,365         135,950         105,062
  Selling, general and administrative .................          34,982          22,785          93,315          65,315
  Research and development ............................          11,316           4,183          24,361          13,489
  Minority interest in CareInsite .....................          (7,202)           (764)         (5,416)           (764)
  Net gain on sale of investments .....................              --              --         (24,887)             --
  Litigation expenses .................................             350           2,500           1,450           4,866
  Merger and related expenses .........................              --              --          17,991              --
  Depreciation and amortization .......................          14,002           3,818          25,610          10,530
  Interest and other income ...........................          (7,096)         (5,206)        (20,710)        (15,480)
  Interest expense ....................................           1,316           2,543           6,008           6,965
                                                             ----------      ----------      ----------      ----------
                                                                 93,904          67,224         253,672         189,983
                                                             ----------      ----------      ----------      ----------

(Loss) income before provision for income taxes .......          (5,503)          6,323          11,136          23,024

Provision for income taxes ............................           3,953           2,036          12,742           8,661
                                                             ----------      ----------      ----------      ----------

Net (loss) income .....................................      $   (9,456)     $    4,287      $   (1,606)     $   14,363
                                                             ==========      ==========      ==========      ==========

Net (loss) income per share - basic:

   Net (loss) income per share ........................      $    (0.25)     $     0.12      $    (0.04)     $     0.42
                                                             ==========      ==========      ==========      ==========
   Weighted average shares outstanding ................          37,981          34,946          36,713          34,033
                                                             ==========      ==========      ==========      ==========

Net (loss) income per share - diluted:

   Net (loss) income per share ........................      $    (0.25)     $     0.11      $    (0.04)     $     0.39
                                                             ==========      ==========      ==========      ==========
   Weighted average shares outstanding ................          37,981          37,675          36,713          36,696
                                                             ==========      ==========      ==========      ==========

              The accompanying notes are an integral part of these
                            consolidated statements.

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                   (unaudited)

                                                                                     Nine Months Ended
                                                                                         March 31,
                                                                                 --------------------------
                                                                                    2000            1999
                                                                                 ----------      ----------

Cash flows (used in) provided by operating activities:

   Net (loss) income ......................................................      $   (1,606)     $   14,363
   Adjustments to reconcile net (loss) income to
     net cash (used in) provided by operating activities:
         Net gain on sale of investments ..................................         (24,887)             --
         Depreciation and amortization ....................................          25,610          10,530
         Write-off of equipment ...........................................             540              --
         Write-off of capitalized software costs ..........................              --           2,381
         Minority interest in net loss of consolidated subsidiary .........          (5,416)           (764)
         Other ............................................................             895            (235)

   Changes in operating assets and liabilities:

         Accounts receivable, net .........................................         (10,704)         (5,092)
         Inventories ......................................................            (576)           (934)
         Other assets .....................................................         (11,128)          1,294
         Accounts and notes payable .......................................            (830)          3,200
         Accrued liabilities and other ....................................          (4,113)         (9,519)
         Income taxes payable .............................................           3,331          (4,256)
         Customer deposits and deferred maintenance revenue ...............          (4,110)         (2,579)
                                                                                 ----------      ----------
             Net cash (used in) provided by operating activities ..........         (32,994)          8,389
                                                                                 ----------      ----------

Cash flows used in investing activities:

   Maturities and redemptions of marketable securities ....................          67,510          63,631
   Purchases of marketable securities .....................................         (90,396)        (77,084)
   Proceeds from the sale of investments ..................................          50,394              --
   Capitalized software ...................................................              --          (7,769)
   Capital expenditures ...................................................         (19,915)         (9,573)
   Net cash paid for acquired businesses ..................................         (66,500)        (30,996)
   Payments for intangible assets .........................................              --          (2,335)
   Purchase of other investments ..........................................          (6,000)             --
   Investment in unconsolidated affiliate .................................              --          (1,350)
                                                                                 ----------      ----------
       Net cash used in investing activities ..............................         (64,907)        (65,476)
                                                                                 ----------      ----------

Cash flows provided by financing activities:
   Proceeds from exercises of stock options, warrants and 401(k)
     issuances, including related tax benefits ............................          30,284          15,732
   Proceeds from issuance of short-term obligations .......................              --             371
   Payments on short-term and long-term obligations .......................          (3,361)         (4,706)
   Dividends ..............................................................          (1,062)         (1,430)
   Proceeds from sale of common stock .....................................              --           2,652
   Proceeds from CareInsite's sale of convertible redeemable preferred
     stock ................................................................          10,000              --
   Purchases of treasury stock and warrants ...............................          (2,156)           (364)
                                                                                 ----------      ----------
       Net cash provided by financing activities ..........................          33,705          12,255
                                                                                 ----------      ----------

Net decrease in cash and cash equivalents .................................         (64,196)        (44,832)
Cash and cash equivalents, beginning of period ............................         154,893         137,229
                                                                                 ----------      ----------
Cash and cash equivalents, end of period ..................................      $   90,697      $   92,397
                                                                                 ==========      ==========

              The accompanying notes are an integral part of these
                            consolidated statements.

                  MEDICAL MANAGER CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)      Financial Statement Presentation:

         The accompanying unaudited consolidated financial statements of Medical Manager Corporation and subsidiaries ("Medical Manager" or the "Company") have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission and do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The results of the interim periods presented herein are not necessarily indicative of the results to be expected for any other interim period or the full year. In the opinion of management, the information furnished reflects all the adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation of the results for the reported interim periods. For further information refer to the consolidated historical financial statements for the years ended June 30, 1999, 1998 and 1997 and notes thereto included in the Company's Current Report on Form 8-K, dated March 23, 2000, which was filed in connection with the Company's acquisition of the Second Quarter Acquired Companies referred to below.

         Principles of Consolidation--

         The accompanying unaudited consolidated financial statements include the accounts of the Company and its wholly-owned operating subsidiaries, Medical Manager Health Systems, Inc. ("MMHS"), Porex Corporation (collectively with the Company's other plastics and filtration technology subsidiaries referred to herein as "Porex"), and its majority owned operating subsidiary, CareInsite, Inc. ("CareInsite"), after elimination of all material intercompany accounts and transactions.

         The Company has three operating segments: physician practice management information systems, plastics and filtration technologies and healthcare electronic commerce. The Company, through its wholly-owned subsidiary, MMHS is a leading provider of comprehensive physician practice management information systems to independent physicians, independent practice associations, management service organizations, physician practice management organizations, management care organizations and other providers of health care services in the United States. The Company, through its wholly-owned Porex subsidiaries, designs, manufactures and distributes porous and solid plastic components and products used in life sciences, healthcare, industrial and consumer applications (plastics and filtration technologies). Through its majority owned subsidiary CareInsite, the Company is in the process of developing and deploying an Internet-based healthcare electronic commerce, or e-commerce, network that links physicians, payers, suppliers and patients and is developing a comprehensive set of transaction, messaging and content services to the healthcare industry participants.

         Certain reclassifications have been made to prior year amounts to conform to the current year presentation.

(2)      Definitive Agreement with Healtheon/WebMD Corporation:

         On February 13, 2000, the Company and CareInsite signed definitive agreements (the "Healtheon/WebMD Agreements") to be acquired by Healtheon/WebMD Corporation. Under the terms of the agreements, Healtheon/WebMD will pay 1.65 shares of Healtheon/WebMD common stock for each share of the Company's common stock and 1.3 shares for each share of CareInsite's common stock not owned by the Company. Completion of the acquisitions, which will be accounted for as purchase transactions, is subject to certain conditions, including regulatory and shareholder approvals.

(3)      Business Combinations:

         The Merger--

         On July 23, 1999, the Company (formerly known as Synetic, Inc.) acquired all of the outstanding stock of MMHS (formerly known as Medical Manager Corporation) in exchange for 14,109,455 newly issued shares of the Company's common stock. In connection with this acquisition, the Company changed its name to Medical Manager Corporation. The merger has been accounted for as a tax-free pooling-of-interests. The financial statements reflect the historical operations of the Company for all periods prior to the business combination, and have been retroactively restated to include the financial position, results of operations and cash flows of MMHS.

         Physician Practice Management Information Systems Acquisitions--

         Pooling-of-Interests Transactions--

         During the three months ended September 30, 1999, the Company acquired the following resellers of the Medical Manager Software: Computer Business Solutions, Inc. based in Indianapolis, Indiana and Modern Business Machines, Inc. based in Chadron, Nebraska. The Company also acquired LaPook Lear Systems, Inc. located in New York, New York (the "First Quarter Acquired Companies"). The aggregate consideration paid for the First Quarter Acquired Companies was 98,390 shares of the Company's common stock. The acquisitions of the First Quarter Acquired Companies were accounted for using the pooling-of-interests method of accounting. The Company's results of operations and cash flows for the nine months ended March 31, 2000 reflect the results of operations and cash flows of the First Quarter Acquired Companies as if they were acquired as of July 1, 1999. Prior periods have not been restated as the combined results would not be materially different from the results as previously presented.

         During the three months ended December 31, 1999, the Company acquired the following companies: Clinical Management Solutions, Inc. based in Norcross, Georgia; MicroSense, Inc. based in Springfield, Missouri; Resource America, Inc. based in Louisville, Kentucky; Service Dimensions, Inc. based in Overland Park, Kansas; Terry Kidd, Inc., d/b/a TKI Computer Services based in Benton, Arkansas; and PSI Computer Systems based in Highland, California (the "Second Quarter Acquired Companies"). The aggregate consideration paid for the Second Quarter Acquired Companies was 125,486 shares of the Company's common stock. The acquisitions of the Second Quarter Acquired Companies were accounted for using the pooling-of-interests method of accounting. The financial statements reflect the historical operations of the Company for all periods prior to the business combinations, and have been retroactively restated to include the financial position, results of operations and cash flows of the Second Quarter Acquired Companies. The accompanying financial statements include revenue and net income of the Second Quarter Acquired Companies prior to the date of acquisition of $7,093,000 and $810,000 for the nine months ended March 31, 2000 and $5,220,000 and $79,000 for the nine months ended March 31, 1999, respectively.

         During the three months ended March 31, 2000, the Company acquired the following companies: Direct 1 Medical, Inc., based in Marietta, Georgia; Versyss-MidSouth Business Systems, Inc., based in Memphis, Tennessee; Briar Hill Enterprises, Inc., based in Northbrook, Illinois; Aztec Financial, Inc., based in Fort Myers, Florida; Innovative Healthcare Solutions, Inc., based in Chicago, Illinois; Altman Information Systems, Inc., based in Chicago, Illinois; Medical Software Specialists, Inc., based in Galesburg, Illinois; Americlaims, Ltd., based in Beaumont, Texas; MedsAmerica, Inc., based in Houston, Texas; Medical Office Management Solutions, Inc., based in Little Rock, Arkansas; and Health Pro Solutions, Inc., based in Windsor, California (the "Third Quarter Acquired Companies"). The aggregate consideration paid for the Third Quarter Acquired Companies was 963,640 shares of the Company's common stock. The acquisitions of the Third Quarter Acquired Companies were accounted for using the pooling-of-interests method of accounting. The financial statements reflect the historical operations of the Company for all periods prior to the business combinations, and have been retroactively restated to include the financial position, results of operations and cash flows of the Third Quarter Acquired Companies Acquired Companies. The accompanying financial statements include revenue and net income of the Third Quarter Acquired Companies prior to the date of acquisition of $9,141,000, $1,276,000, $6,693,000 and $136,000 for the three months ended March 31, 2000 and March 31, 1999 and $26,254,000, $1,916,000,
$20,046,000 and $707,000 for the nine months ended March 31, 2000 and March 31, 1999, respectively.

         During the three months ended March 31, 2000, the Company also acquired Ebills, Ltd., based in Beaumont, Texas; Medcoast Services, LLC, based in Houston, Texas; and RJR Enterprises, Ltd., based in Beaumont, Texas. The aggregate consideration paid for these three companies was 19,232 shares of the Company's common stock. These acquisitions were accounted for using the pooling of interests method of accounting. The Company's results of operations and cash flows for the three and nine months ended March 31, 2000 reflect the results of operations and cash flows of Ebills, Ltd., Medcoast Services, LLC and RJR Enterprises, Ltd. as if they were acquired as of January 1, 2000. Prior periods have not been restated as the combined results would not be materially different from the results as previously presented.

         Purchase Business Combinations--

         Physician Computer Network, Inc.-

         On March 30, 2000, the Company completed the acquisition of substantially all of the operating assets of Physician Computer Network, Inc. ("PCN"), a provider of physician practice management information systems located in Morris Plains, New Jersey, for $22,500,000 in cash (including foregiveness of $7,000,000 of outstanding loans made by the Company to PCN) and 778,867 shares of the Company's common stock, subject to adjustment based on the net liabilities assumed at the time of closing. The fair value of the shares, as determined by management, was approximately $48.15 per share.

         The acquisition was accounted for using the purchase method of accounting with the purchase price being allocated to the assets acquired based on their estimated fair values. This transaction is a taxable transaction for federal, state and local income tax purposes. PCN's results have been included in the Company's financial statements beginning March 30, 2000.

         A preliminary summary of the purchase price allocation is as follows (in thousands):

                  Cash and cash equivalents                  $  2,306
                  Accounts receivable                           5,288
                  Inventories                                     806
                  Other current assets                          1,778
                  Property, plant and equipment                   541
                  Goodwill and other intangible assets         81,653
                  Other assets                                    102
                                                             --------
                                                             $ 92,474
                                                             ========

         The goodwill is being amortized over a period of 5 years.

         Other--

         During the nine months ended March 31, 2000, the Company acquired substantially all of the assets or all of the outstanding equity securities of the following companies which individually, and in the aggregate, are not significant (the "Purchased Companies"):

  Company Acquired                               Date of Acquisition            Location
  The Wismer Martin division of
    Physician Computer Network                   July 9, 1999                   Spokane, Washington
  Hyperion Business Systems                      July 20, 1999                  Oakland, California
  Mooney Edward Enterprises, Inc.
    d/b/a Medical Information Systems, Inc.      July 28, 1999                  Pensacola, Florida
  Turnkey Business Systems, Inc.                 September 23, 1999             Nashville, Tennessee
  Intellex Medical Management Systems, Inc.      September 24, 1999             Ft. Myers, Florida
  Abacus Data Systems, Inc.                      September 27, 1999             Elkhart, Indiana
  Health-Net Services of WA & AK, Inc.           October 12, 1999               Eagle River, Alaska
  Micro Edge, Inc.                               December 16, 1999              Stamford, Connecticut
  Mednetrix.com, Inc.                            January 21, 2000               Boca Raton, Florida
  SCINET, Inc.                                   March 7, 2000                  Scottsdale, Arizona
  Delta Computing Solutions, LLC                 March 14, 2000                 Pittsburgh, Pennsylvania
  HCC Communications, Inc.                       March 20, 2000                 Lincoln, Nebraska
  PC Anywhere Group, LLC                         March 23, 2000                 Danbury, Connecticut

         The Purchased Companies were accounted for using the purchase method of accounting. The aggregate consideration paid for the Purchased Companies was $17,825,000 in cash and 645,020 shares of the Company's common stock.

         Healthcare Electronic Commerce Acquisitions--

         The Health Information Network Connection LLC ("THINC")-

         In January 2000, CareInsite acquired the 80% equity interest in THINC owned by Empire Blue Cross and Blue Shield, Group Health Incorporated, HIP Health Plans and Greater New York Hospital Association (the "THINC founding members") for 600,800 shares of CareInsite's stock in a transaction valued at $45,672,000. The fair value of the shares, as determined by management, was $76.018 per common share. THINC is a New York-based provider of software and services to facilitate the exchange of healthcare information in the metropolitan New York area among physicians, hospitals, laboratories, and payers. Concurrently with the acquisition, warrants to purchase an aggregate of 3,247,294 shares of CareInsite's common stock, which represented the THINC founding members' interest in the warrants issued by CareInsite to THINC in January 1999, were distributed to the THINC founding members. Immediately following this transaction, the THINC founding members exercised their warrants in full. All shares including those issued upon the exercise of the warrants are subject to certain restrictions on transfer. Simultaneously, CareInsite acquired Cerner Corporation's ("Cerner") 2% non-voting ownership interest in THINC for a note payable of $2,735,000. The note bears interest at 5.8% per annum and is repayable on demand after September 2002.

         The acquisition of THINC was accounted for using the purchase method of accounting with the purchase price being allocated to assets acquired and liabilities assumed based on their fair values. The goodwill related to the transaction will be amortized over a three-year period. THINC's results of operations have been included in CareInsite's financial statements as of January 1, 2000.

         A preliminary summary of the purchase price allocation is as follows (in thousands):

Current assets....................................     $   1,605
Goodwill..........................................        61,412
Other noncurrent assets...........................         1,954
                                                       ---------
                                                       $  64,971
                                                       =========

          Provider Technology Group ("PTG")-

         On March 27, 2000, CareInsite acquired substantially all of the assets of Provider Technology Group ("PTG"), the e-commerce network of Blue Cross Blue Shield of Massachusetts ("BCBSMA"), for $26,500,000 in cash and 651,968 shares of CareInsite's common stock. Pursuant to the asset purchase agreement, if BCBSMA does not realize at least $22,500,068 in proceeds from the sale of 325,984 of the common shares issued, CareInsite has agreed to pay BCBSMA an amount equal to the shortfall in cash. Accordingly, the fair value of 325,984 of the common shares issued was $69.022 per share. The fair value of the remaining 325,984 shares of common stock, as determined by management, was $40.646 per share.

         Based on the March 31, 2000 closing price for CareInsite's common stock of $23.375, CareInsite would be obligated to remit $14,880,192 to BCBSMA pursuant to CareInsite's guarantee of at least $22,500,068 in proceeds from the sale of 325,984 of the common shares issued to acquire PTG.

         BCBSMA has the right to require CareInsite to purchase from BCBSMA 325,984 shares of CareInsite's common stock at $69.022 per common share if a registration statement for these shares has not been declared effective on or before November 15, 2000. Additionally, if the registration statement referred to above is not declared effective by December 29, 2000, BCBSMA has the right to require CareInsite to purchase up to 651,968 shares of CareInsite common stock from BCBSMA for a price equal to the average closing price per share of CareInsite's common stock for the ten successive trading days ending December 29, 2000.

         The acquisition of PTG was accounted for using the purchase method of accounting with the purchase price being allocated to assets acquired and liabilities assumed based on their fair values. The goodwill related to the transaction will be amortized over a five year period. PTG's results of operations have been included in the CareInsite's financial statements as of March 27, 2000.

          A preliminary summary of the purchase price allocation is as follows (in thousands):

Current assets....................................   $    114
Goodwill..........................................     64,406
Other noncurrent assets...........................         65
                                                     --------
                                                     $ 64,585
                                                     ========

         Other -

         On March 13, 2000, CareInsite executed and closed a definitive agreement to acquire Netics, Inc. ("Netics"), a Maryland based developer of web-enabled software which is used in the provision of electronic data interchange claims clearing, statement processing and remittance advice postage and other services for medical practices. The consideration paid for the acquisition of Netics was 35,125 shares of CareInsite common stock. The acquisition was accounted for using the purchase method of accounting.

         On March 7, 2000, Medical Manager sold to CareInsite the EDI division of SCINET, Inc., a company acquired by Medical Manager on March 7, 2000. The consideration paid was 182,197 shares of CareInsite common stock, valued at $12,000,000.

         Pending Transaction -

         On March 16, 2000, CareInsite signed a binding letter of intent with Medical Mutual of Ohio ("MMO") to acquire MMO's provider connectivity business for 405,318 shares of CareInsite common stock. Under the terms of the binding letter of intent, if MMO does not realize at least $10,000,000 in proceeds from the sale of 202,659 of the common shares to be issued at closing, CareInsite has agreed to pay MMO an amount equal to such shortfall in cash.

         Plastics and Filtration Technologies Acquisitions -

         On November 18, 1999, the Company executed and closed a definitive agreement to acquire all of the outstanding equity securities of Mupor LTD, located in Scotland, United Kingdom. The purchase of Mupor LTD was accounted for using the purchase method of Haccounting. The aggregate consideration paid for Mupor LTD was $2,420,000 in cash.

         Pro Forma Information --

         The following summary, prepared on a pro forma basis, combines the results of operations of the Company, PCN, THINC and PTG assuming the acquisitions were consummated at the beginning of the periods presented. The pro forma financial data does not purport to represent what the Company's results of operations actually would have been if these transactions had been consummated on the dates or for the periods presented, or what such results will be for any future date or for any future period. All other purchase acquisitions were not material to the financial statements and results of operations of the Company.

                                             Three Months Ended              Nine Months Ended
                                                 March 31,                       March 31,
                                         --------------------------      --------------------------
                                            2000            1999            2000            1999
                                         ----------      ----------      ----------      ----------
Revenue                                  $  101,826      $   92,849      $  322,050      $  276,375

Net (loss)                               $  (19,011)     $  (15,940)     $  (31,542)     $  (45,393)

Net (loss) per share-basic               $    (0.49)     $    (0.45)     $    (0.84)     $    (1.30)

Net (loss) per share-diluted             $    (0.49)     $    (0.45)     $    (0.84)     $    (1.30)

Merger and Related Expenses -

                 During three months ended September 30, 1999, the Company recorded $17,991,000 of acquisition and related expenses primarily related to the acquisition of MMHS. The major components of this charge are as follows:
$10,567,000 of transaction costs such as financial advisory fees, professional fees and printing fees; $5,718,000 of amounts vested, as a result of the acquisition, under certain MMHS employment agreements; $1,259,000 of acquisition related severance costs attributable to employees terminated or notified of termination as of September 30, 1999; and $447,000 of other related expenses.

(4)      Inventories:

         Inventories consisted of the following (in thousands):

                                                  March 31,     June 30,
                                                    2000          1999
                                                  ---------     ---------
                                                 (unaudited)   (unaudited)
         Raw materials and supplies ........      $  6,836      $  4,645
         Work-in-process ...................         1,837         1,600
         Finished goods ....................         7,315         6,515
         Peripheral computer equipment .....         4,053         3,858
                                                  --------      --------
                                                  $ 20,041      $ 16,618
                                                  ========      ========

(5)      Marketable Securities:

         Management determines the appropriate classification of its investments in debt securities at the time of purchase and re-evaluates such determinations at each balance sheet date. Debt securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are carried at cost, net of unamortized premium or discount. Debt securities for which the Company does not have the intent or ability to hold to maturity are classified as available-for-sale. Available-for-sale securities are carried at fair value as of the balance sheet date. At March 31, 2000, the Company's investments consisted principally of U.S. Treasury Notes and Federal Agency Notes. Of the investments at March 31, 2000, $50,000,000 were debt securities classified as available-for-sale. Unrealized losses on these securities were $482,000 at March 31, 2000. Unrealized gains on marketable debt securities classified as available-for-sale were $278,000 at June 30, 1999.

(6)      Subordinated Debentures:

         On January 31, 2000, the Company called for redemption on February 15, 2000, the entire $159,388,000 aggregate principal amount of its outstanding 5% Convertible Subordinated Debentures due 2007 ("Debentures"). As an alternative to redemption, the outstanding Debentures were convertible into the Company's common stock at the rate of approximately 16.667 shares of common stock per $1,000 principal amount of Debentures, with cash to be paid in lieu of any fractional shares, for Debentures surrendered on or prior to February 14, 2000. $159,114,000 aggregate principal amount of the Debentures were surrendered to the Company for conversion into 2,651,828 shares of the Company's common stock. The remaining $274,000 aggregate principal amount of Debentures were redeemed at a redemption price of $1,053.57 per $1,000 principal amount of Debentures including accrued interest. The Company recorded a charge of $3,404,000 in selling, general and administrative expense, which consisted of financial advisory and professional fees related to the call of the debentures.

(7)      Increase in Carrying Value of CareInsite:

         Securities and Exchange Commission Staff Accounting Bulletin No. 51, Accounting for Sales of Stock by a Subsidiary, permits the difference between the carrying value of the parent's investment in its subsidiary and underlying book value of the subsidiary after a stock issuance by the subsidiary to be reflected as a gain or loss in the consolidated financial statements, or as a capital transaction. However, for sales of stock by a subsidiary in the development stage, gain recognition is not permitted. Accordingly, as CareInsite is a development stage company, the Company recorded a credit to paid-in capital of $11,435,553, net of deferred taxes as a result of shares issued by CareInsite during the three months ended March 31, 2000 related to its acquisitions.

(8)      Realignment of Porex Bio Products:

         During the three months ended March 31, 2000, Porex consolidated its manufacturing efforts in its Bio Products group by closing its manufacturing facility in Newman, Georgia and moving the related equipment to its newly expanded facility in California. The Company recorded a $1,950,000 charge, included in selling, general and administrative expense, related to the consolidation of its Bio Products business. The major components of this charge are as follows: $705,000 of costs to disconnect and ship manufacturing equipment to the new facility; $384,000 of severance costs related to employees terminated or notified of termination as of March 31, 2000; $540,000 of write-downs, primarily related to equipment used to manufacture vials which Porex will no longer carry in its product offering; and $321,000 of other expenses.

(9)      Settlement of Pension Obligation:

         The Company had defined benefit pension plans covering certain of its employees. On May 1, 1998, the Company ceased all benefit accruals which resulted in a curtailment of the plan. During the three months ended March 31, 2000, the Company settled all of its obligations by either a cash settlement paid to employees or the purchase of annuity contracts on behalf of plan participants. The remaining assets, after settling all pension plan obligations, reverted back to the Company resulting in a net gain of $2,246,000, and is included in selling, general and administrative expense.

(10)     America Online Agreement:

         In September 1999, CareInsite entered into a strategic alliance with America Online, Inc. ("AOL") for CareInsite to be AOL's exclusive provider of a comprehensive suite of services that connect AOL's members, as well as CompuServe members and visitors to AOL's Web-based services, Netcenter, AOL.COM and Digital City (collectively, "AOL Members"), to physicians, health plans, pharmacy benefit managers, covered pharmacies and labs. Under the agreement, CareInsite and AOL have agreed to create co-branded sites which will enable AOL Members to manage their healthcare through online communication with their physicians, health plans, pharmacy benefit managers, covered pharmacies and labs. The agreement has an initial term of four years, subject to the rights of the parties to terminate the agreement under certain conditions, including the right of AOL to terminate the agreement upon the completion of CareInsite's pending merger with Healtheon/WebMD. Through this arrangement, AOL Members will have access to CareInsite's secure, real-time services being developed that allow them, among other things, to select and enroll in health plans, choose their providers, schedule appointments, renew and refill plan-approved prescriptions, view lab results, review claims status, receive explanations of benefits, review patient education materials provided by their health plans, understand plan policies and procedures and receive plan treatment authorizations. CareInsite and AOL have also agreed to collaborate in sales and marketing to the healthcare industry, and they intend to leverage their alliance into cross-promotional and shared advertising revenue initiatives. Under the financial terms of the arrangement, CareInsite has agreed to make $30,000,000 of guaranteed payments to AOL over three years. CareInsite made the first payment of $10,000,000 in September 1999. CareInsite is required to make the remaining guaranteed payments of $10,000,000 on August 31, 2000 and $10,000,000 on August 31, 2001. If the pending merger with Healtheon/WebMD (Note 2) is completed, AOL will have the right to terminate its strategic alliance with CareInsite, in which case the remaining guaranteed payments due to AOL under the agreement shall become immediately payable by CareInsite.

         CareInsite also entered into a four year agreement with Netscape Communications Corporation ("Netscape") under which CareInsite acquired a nonexclusive and nontransferable right and license for the use of an unlimited quantity of the Netscape and Sun Microsystems software offered via the Sun Microsystems-Netscape Alliance. The cost of the products was $3,750,000, with a maintenance fee of $750,000 in the initial year, and an option to purchase maintenance at $1,000,000 per year in the second, third and fourth years of the agreement.

         Under a separate agreement entered into in September 1999, AOL purchased 100 shares of newly issued CareInsite Series A Convertible Redeemable Preferred Stock ("CareInsite Preferred Stock") at a price of $100,000 per share, or $10 million of CareInsite Preferred Stock in the aggregate, with an option to purchase up to an additional 100 shares of CareInsite Preferred Stock in September 2000 at the same price ("CareInsite Preferred Option"). At the option of AOL, in March 2002, the CareInsite Preferred Stock is either redeemable in whole for $100,000 per share in cash or convertible in whole, on a per share basis, into (i) the number of shares of CareInsite's common stock equal to $100,000 divided by $49.25 (or 2,030.5 shares) and (ii) a warrant exercisable for the same number of shares of CareInsite's common stock, or 2,030.5 shares, at a price of $49.25 per share. In the event that AOL elects to convert the 100 shares of CareInsite Preferred Stock it purchased in September 1999, it would receive 203,046 shares of CareInsite's common stock and a warrant exercisable into an additional 203,406 shares at a price of $49.25 per share. Prior to March 2002, AOL has the right to require CareInsite to redeem the CareInsite Preferred Stock in whole at $100,000 per share in the event of certain changes in control of CareInsite, which would not include the pending mergers of the Company and CareInsite with Healtheon/WebMD under the Healtheon/WebMD Agreements. The CareInsite Preferred Stock is non-voting except under certain extraordinary circumstances and no dividend is payable on the CareInsite Preferred Stock unless CareInsite declares a dividend on its common stock.

         The proceeds received of $10,000,000 were allocated based on the relative fair values of the CareInsite Preferred Stock and the CareInsite Preferred Option, as determined by management. Accordingly, $7,608,000 was allocated to the CareInsite Preferred Stock and $2,392,000 was allocated to the CareInsite Preferred Option. Additionally, as the CareInsite Preferred Stock is convertible into equity securities with a value in excess of $10,000,000 (the "beneficial conversion feature"), a portion of the proceeds has been allocated to the beneficial conversion feature and is reflected as a discount to the CareInsite Preferred Stock. The value of the beneficial conversion feature, as determined by management, was $5,268,000. The discount is being amortized through March 2002 using the effective interest method and is reflected in minority interest in net loss of consolidated subsidiary in the accompanying statement of operations. The CareInsite Preferred Stock and CareInsite Preferred Option are classified as a component of minority interest in the accompanying balance sheets.

(11)     Accumulated Other Comprehensive Income:

         For the three and nine months ended March 31, 2000, the Company had comprehensive losses of $(9,925,000) and $(2,839,000), respectively. For the three and nine months ended March 31, 1999, the Company had comprehensive income of $3,627,000 and $13,492,000, respectively. The elements of accumulated other comprehensive income/(loss) for the Company arise as a result of the change in foreign currency translation adjustments and the change in unrealized gains and losses on marketable securities.

(12)     Computation of Net Income Per Share:

         Basic net income per share is computed by dividing net income by the weighted average number of common shares outstanding for the period. Diluted net income per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. The Company's 5% Convertible Subordinated Debentures due 2007 (the "Convertible Debentures"), if converted, would not have had a dilutive effect on net income per share for the periods presented. The following table sets forth the computation of basic and diluted earnings per share (in thousands):

                                                                    Three Months Ended              Nine Months Ended
                                                                        March 31,                       March 31,
                                                                --------------------------      --------------------------
                                                                 2000(b)           1999          2000(b)           1999
                                                                ----------      ----------      ----------      ----------
                                                                       (unaudited)                     (unaudited)

         Net (loss) income ...............................      $   (9,456)     $    4,287      $   (1,606)     $   14,363
                                                                ==========      ==========      ==========      ==========

         Weighted average shares outstanding (basic) .....          37,981          34,946          36,713          34,033
         Common stock equivalents(a) .....................              --           2,729              --           2,663
                                                                ----------      ----------      ----------      ----------
         Weighted average shares outstanding
           assuming dilution (diluted) ...................          37,981          37,675          36,713          36,696
                                                                ==========      ==========      ==========      ==========

         -------------------------------------
(a)      Issuable primarily under stock option plans
(b) Common stock equivalents of 4,115,000 and 3,790,000 for the three and nine months ended March 31, 2000, respectively, were not reflected above as they were anti-dilutive

(13)     Supplemental Cash Flow Information:

                                                                        Nine Months Ended
                                                                             March 31,
                                                                      ----------------------
                                                                        2000          1999
                                                                      --------      --------
                                                                           (in thousands)
                                                                            (unaudited)
         Cash paid during the periods for:
             Interest ..........................................      $  4,789      $  8,396
             Income taxes ......................................         3,830         7,069

         Noncash activity:
            Issuance of warrants by CareInsite .................           555         1,700
            Issuance of equity  by  CareInsite
            for software technology licensed from Cerner .......            --        20,800
            Conversion of a note receivable into a stock
            investment .........................................            --         2,000

(14)     Commitments and Contingencies:

         Legal Proceedings-

         In the normal course of business, the Company is involved in various claims and legal proceedings. While the ultimate resolution of these matters has yet to be determined, the Company does not believe that their outcome will have a material adverse effect on its financial position.

         On February 18, 1999, Merck & Co., Inc. ("Merck") and Merck-Medco Managed Care, L.L.C ("Merck-Medco") filed a complaint in the Superior Court of New Jersey against the Company, CareInsite, Martin J. Wygod, Chairman of the Company, and Paul C. Suthern, Roger C. Holstein and Charles A. Mele, officers and/or directors of the Company. Merck and Merck-Medco asserted that the Company, CareInsite and the individual defendants were in violation of certain non-competition, non-solicitation and other agreements. The complaint sought to enjoin the Company, CareInsite, and the individual defendants from conducting the Company's healthcare e-commerce business and from soliciting Merck-Medco's customers. A hearing was held on March 22, 1999 on the plaintiffs' application for a preliminary injunction. On April 15, 1999, the Superior Court denied that application. In March 2000, the Superior Court ruled in favor of the Company, CareInsite and Messrs. Wygod, Suthern, Holstein and Mele and entered an order dismissing with prejudice all of the plaintiffs' claims. The Court's orders terminate Merck's and Merck- Medco's right to seek any claim for injunctive relief or damages arising out of the Company's and CareInsite's activities to deploy its healthcare e-commerce services. The Company's and CareInsite's counterclaims against Merck and Merck-Medco are still pending.

         The Company has recorded $350,000, $2,500,000, $1,450,000 and
$2,500,000 in litigation costs associated with the Merck and Merck-Medco litigation for the three months ended March 31, 2000 and March 31, 1999 and the nine months ended March 31, 2000 and March 31, 1999, respectively.

         On March 14, 2000, CareInsite was served with a summons in a lawsuit which was filed on February 17, 2000, against CareInsite, the Company and certain of their officers and directors, among other parties, in the New Jersey Superior Court, Chancery Division, in Bergen County. The plaintiff purports to be a holder of CareInsite common stock. The lawsuit, captioned Ina Levy, et al. vs. Martin J. Wygod, et al. purports to bring an action on behalf of the plaintiff and others similarly situated to enjoin the defendants from consummating the proposed merger of the Company and CareInsite with Healtheon/WebMD Corp. (the "Merger"). The plaintiff alleges that the defendants have breached their fiduciary duties in that the proposed Merger favors the interests of the Company and its shareholders over the interests of CareInsite's minority shareholders. The plaintiff also alleges that the proposed Merger provides the defendants and other shareholders of the Company with a premium which exceeds the premium provided to CareInsite's minority shareholders. The lawsuit seeks, among other things, an injunction prohibiting the proposed Merger unless certain mechanisms are implemented by CareInsite, as well as plaintiff's costs and disbursements. The Company and CareInsite believe that this lawsuit is without merit and intend to vigorously defend against it.

(15)     Segment Reporting:

         The Company's operations have been classified into three operating segments: physician practice management information systems, plastics and filtration technologies and healthcare electronic commerce. The accounting policies of the reportable segments are the same as those described in Note 1 to the consolidated financial statements. The Company evaluates the performance of its operating segments based on pre-tax income. Summarized financial information concerning the Company's reportable segments is shown in the following tables (in thousands):

                                                  Physician
                                                   Practice
                                                  Management    Plastics &    Healthcare
                                                 Information    Filtration    Electronic    Corporate
Three months ended March 31, 2000                  Systems     Technologies    Commerce     and Other       Total
---------------------------------                -----------   ------------   ----------    ---------      --------
Net revenues ................................      $ 55,600      $ 31,150      $  1,651      $     --      $ 88,401
Cost of revenues ............................        29,868        15,581           787            --        46,236
Selling, general and administrative .........        15,200         5,394         9,015         5,373        34,982
Research and development ....................         2,112           818         8,386            --        11,316
Minority interest in CareInsite .............            --            --        (7,202)           --        (7,202)
Litigation costs ............................            --            --           350            --           350
                                                   --------      --------      --------      --------      --------
Earnings (loss) before interest, taxes,
  depreciation and amortization .............         8,420         9,357        (9,685)       (5,373)        2,719
Depreciation and amortization ...............        (2,207)       (2,604)       (8,924)         (267)      (14,002)
Interest income, net ........................           445           654         1,534         3,147         5,780
                                                   --------      --------      --------      --------      --------
Income/(loss) before income taxes ...........      $  6,658      $  7,407      $(17,075)     $ (2,493)     $ (5,503)
                                                   --------      --------      --------      --------      --------

Three months ended March 31, 1999
---------------------------------
Net revenues ................................      $ 48,265      $ 25,069      $    213      $     --      $ 73,547
Cost of revenues ............................        25,445        11,707           213            --        37,365
Selling, general and administrative .........        14,560         4,841         1,960         1,424        22,785
Research and development ....................         1,602           623         1,958            --         4,183
Minority interest in CareInsite .............            --            --          (764)           --          (764)
Litigation costs ............................            --            --         2,500            --         2,500
                                                   --------      --------      --------      --------      --------
Earnings (loss) before interest, taxes,
  depreciation and amortization .............         6,658         7,898        (5,654)       (1,424)        7,478
Depreciation and amortization ...............        (1,302)       (2,212)         (275)          (29)       (3,818)
Interest income, net ........................           557           321            19         1,766         2,663
                                                   --------      --------      --------      --------      --------
Income/(loss) before income taxes ...........      $  5,913      $  6,007      $ (5,910)     $    313      $  6,323
                                                   --------      --------      --------      --------      --------

                                                  Physician
                                                   Practice
                                                  Management     Plastics &     Healthcare
                                                 Information     Filtration     Electronic     Corporate
Nine months ended March 31, 2000                   Systems      Technologies     Commerce      and Other        Total
--------------------------------                 -----------    ------------    ----------     ---------       --------
Net revenues ................................      $169,194       $ 90,805       $  4,809       $     --       $264,808
Cost of revenues ............................        90,290         42,775          2,885             --        135,950
Selling, general and administrative .........        44,859         17,546         21,881          9,029         93,315
Research and development ....................         5,856          2,218         16,287             --         24,361
Minority interest in CareInsite .............            --             --         (5,416)            --         (5,416)
Litigation costs ............................            --             --          1,450             --          1,450
Merger and related expenses .................        14,855             --             --          3,136         17,991
                                                   --------       --------       --------       --------       --------
Earnings (loss) before interest, taxes,
  depreciation and amortization .............        13,334         28,266        (32,278)       (12,165)        (2,843)
Depreciation and amortization ...............        (5,995)        (7,670)       (11,609)          (336)       (25,610)
Gain/(loss) on sale of investments ..........          (624)            --         25,511             --         24,887
Interest income, net ........................         1,345          1,965          4,801          6,591         14,702
                                                   --------       --------       --------       --------       --------
Income/(loss) before income taxes ...........      $  8,060       $ 22,561       $(13,575)      $ (5,910)      $ 11,136
                                                   --------       --------       --------       --------       --------

Nine months ended March 31, 1999
--------------------------------
Net revenues ................................      $144,064       $ 68,730       $    213       $     --       $213,007
Cost of revenues ............................        73,595         31,254            213             --        105,062
Selling, general and administrative .........        43,559         13,229          4,283          4,244         65,315
Research and development ....................         4,221          1,622          7,646             --         13,489
Minority interest in CareInsite .............            --             --           (764)            --           (764)
Litigation costs ............................         2,366             --          2,500             --          4,866
                                                   --------       --------       --------       --------       --------
Earnings (loss) before interest, taxes,
  depreciation and amortization .............        20,323         22,625        (13,665)        (4,244)        25,039
Depreciation and amortization ...............        (3,641)        (5,646)        (1,162)           (81)       (10,530)
Interest income, net ........................         1,572          1,007            110          5,826          8,515
                                                   --------       --------       --------       --------       --------
Income/(loss) before income taxes ...........      $ 18,254       $ 17,986       $(14,717)      $  1,501       $ 23,024
                                                   --------       --------       --------       --------       --------